Exhibit 10.2

SECOND SEQ CHAPTER \h \r 1COMMERCIAL LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into November 1, 2010, by and between The Levine Family Trust, whose address is 8929 University Center Lane, Suite 100, San Diego, California 92122, (hereinafter referred to as “Landlord”), and Orange 21 North America Inc., a California corporation (formerly known as “Spy Optic, Inc.”), whose address is 2070 Las Palmas Drive, Carlsbad, California 92011, (hereinafter referred to as “Tenant”).

ARTICLE I - GRANT OF LEASE

Section 1. Leased Premises. Landlord, in consideration of the rents to be paid and the covenants, conditions and agreements to be performed and observed by the Tenant, does hereby lease to the Tenant and the Tenant does hereby lease and take from the Landlord the property commonly known as 2070 Las Palmas Drive, which consists of approximately 32,551 square feet, located in the County of San Diego, City of Carlsbad and the State of California, together with, as part of the parcel, all improvements located thereon (the “Leased Premises”).

Section 2. Condition – As Is. Tenant currently occupies the Premises pursuant to a Commercial Lease Agreement dated May 2005 and extensions thereof and prior to that occupied the Premises pursuant to a Sublease Agreement dated September 6, 2002, by and between Landlord and Harris Corporation (“Harris”), subject to a Master Lease dated May 9, 1995 (“Master Lease”) covering, inter alia, the Leased Premises, by and between Harris and Landlord. Tenant hereby expressly acknowledges that it is familiar with the Premises, having occupied the Premises pursuant to the Master Lease and the Sublease for a period of more than eight years, and accepts the Leased Premises “AS IS”.

ARTICLE II - LEASE TERM

Section 1. Total Term of Lease. The Term of this Lease shall begin on the commencement date, as defined in Section 2 of this Article II, and shall terminate on December 31, 2013.

Section 2. Commencement Date. The “Commencement Date” shall mean November 1, 2010.

Section 3. Expiration Date. The “Expiration Date” shall mean December 31, 2013.

Section 4. Extensions. The parties hereto may elect to extend this Agreement upon such terms and conditions as may be agreed upon in writing and signed by the parties at the time of any such extension.

Section 5. Holding Over. Tenant shall not have the right to hold over and continue occupancy of the Leased Premises after the Expiration Date. In the event that Tenant or anyone claiming under Tenant shall continue occupancy of the Leased Premises after the expiration of the term of this Lease or any renewal or extension thereof without any agreement in writing between Landlord and Tenant with respect hereto, such occupancy shall not be deemed to extend or renew the term of the Lease, but such occupancy shall continue as a tenancy at will, from month to month, upon the covenants, provisions and conditions herein contained. During any such hold over period, the rental shall be one-hundred and twenty five percent (125%) the rental in effect during the term of this Lease as extended or renewed, prorated and payable for the period of such occupancy.

ARTICLE III - RENT

The Tenant agrees to pay the Landlord and the Landlord agrees to accept, during the term hereof, at such place as the Landlord shall from time to time direct by notice to the Tenant, rent at the following rates and times:

Section 1. Base Rent. Base Rent during the Term of this Lease shall be Twenty-eight Thousand, Three Hundred and Nineteen dollars ($28,319) per month as adjusted on an annual basis on the anniversary of the Lease Commencement Date as set forth in the Schedule of Rent attached hereto as Exhibit A.

Reference to Base Rent hereunder shall not be implied or construed to the effect that the obligation to pay rent hereunder is for any term shorter than the Lease Term set forth hereunder, plus any extensions as may be agreed upon.

Section 2. Payment of Rent. Tenant shall cause payment of the Base Rent, Additional Rent, other rent and charges, as the same may be adjusted from time to time, to be received by Landlord in lawful money of the United States, without offset or deduction, on or before the first day of each and every calendar month during the Term hereof. Base Rent, Additional Rent, other rent and charges for any period during the Term which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved.

Section 3. Late Charge. A late fee in the amount of six percent (6%) shall be assessed if payment of Base Rent, Additional Rent and other charges due under this Lease is not received by Landlord on or before the fifth day of each month. This late fee shall constitute Additional Rent, and shall be payable in addition to all other sums due under this Lease.

Section 4. Additional Rent. As used in this Lease, the term Additional Rent refers to all sums Tenant is obligated to pay to Landlord in addition to the Base Rent, including, but not limited to, late fees, if any, Real Property Taxes, costs and expense of insurance, costs and expenses of utilities, costs and expenses of maintenance and repair, and such other costs and expenses set forth in the Lease to the extent the same are not paid directly by Tenant.

ARTICLE IV - SECURITY DEPOSIT

Section 1. The Tenant currently occupies the Premises pursuant to a Commercial Lease Agreement dated May 2005 and extensions thereof, under which Tenant made, and Landlord is currently holding a security deposit of $25,000.

Section 2. All or any portion of the security deposit may be used, as reasonably necessary, to: (i) cure Tenant’s default in payment of Rent, late charges, non-sufficient funds (“NSF”) fees, or other sums due; (ii) repair damage, excluding ordinary wear and tear, caused by Tenant or by a guest or licensee of Tenant; (iii) broom clean the Premises, if necessary, upon termination of tenancy; and (iv) cover any other unfulfilled obligation of Tenant. SECURITY DEPOSIT SHALL NOT BE USED BY TENANT IN LIEU OF PAYMENT OF LAST MONTH’S RENT. If all or any portion of the security deposit is used during tenancy, Tenant agrees to reinstate the total security deposit within 5 days after written notice is delivered to Tenant. Within 30 days after Landlord receives possession of the Premises, Landlord shall: (i) furnish Tenant an itemized statement indicating the amount of any security deposit received and the basis for its disposition, and (ii) return any remaining portion of security deposit to Tenant.

Section 3. No interest will be paid on security deposit, unless required by local ordinance.

ARTICLE V - CONDITION OF THE LEASED PREMISES

Section 1. Condition – AS IS. Tenant hereby expressly acknowledges that it is familiar with the Premises, having occupied the Premises pursuant to the Commercial Lease Agreement, Master Lease and the Sublease for a period of more than eight years, and accepts the Premises “AS IS”. Tenant hereby acknowledges: (i) that it has occupied the Premises for more than eight years prior to the execution of this lease and has had the opportunity to satisfy itself with respect to the condition of the Premises, including, but not limited to, the utilities, the electrical, mechanical, and fire sprinkler systems, security, environmental aspects, compliance with applicable laws, codes and ordinances, and the current and future suitability of the Premises for Tenant’s intended use; (ii) that Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Premises and/or the Term of the Lease; (iii) that neither Landlord nor any of Landlord’s agents have made any oral or written representations or warranties with respect to such matters other than as expressly set forth in this Lease; and (iv) that nothing herein, including the acceptance of the Premises in AS IS condition, shall be deemed or construed to constitute a waiver of Tenant’s obligations to maintain, repair and restore the Premises under the terms of the Sublease, the original Commercial Lease Agreement dated May 2005 and this Second Commercial Lease Agreement.

ARTICLE VI - TAXES

Section 1. Personal Property Taxes. The Tenant shall pay prior to delinquency all taxes levied against any leasehold interest of the Tenant, Tenant owned improvements, Trade Fixtures, furnishings, equipment and all personal property of Tenant owned or placed by the Tenant in the Leased Premises. When possible, Tenant shall cause its Trade Fixtures, furnishings, equipment and all personal property of Tenant to be assessed separately from the real property of Landlord. If any of Tenant’s said persona property shall be assessed with landlord’s real property, Tenant shall pay Landlord the Taxes attributable to Tenant within ten (10) days after the written statement setting forth the taxes applicable to Tenant’s property, unless previously paid by

Tenant pursuant to the terms of this Article.

Section 2. Real Estate Taxes. During the continuance of this Lease Landlord shall deliver to Tenant a copy of any real estate taxes and assessments against the Leased Property. From and after the Commencement Date, the Tenant shall pay all Real Property Taxes applicable to the Lease premises during the Term of this Lease. All such payments shall be made not less than ten (10) days prior to the delinquency date of the applicable installment. Tenant shall furnish Landlord with satisfactory evidence that such taxes have been paid. If any such taxes paid by Tenant shall cover any period of time prior to the Commencement date or after the Expiration Date or earlier termination hereof, Tenant’s share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year that this Lease is in effect, and Landlord shall reimburse Tenant for any overpayment after such proration. If Tenant fails to pay and Real Property Taxes required by this Lease to be paid by Tenant, Landlord shall have the right to pay the same, and Tenant shall reimburse Landlord therefor on demand, together with any interest and penalties lawfully imposed thereon as a result of Tenant’s failure to make the timely payment thereof, which shall be levied upon the Leased Premises during the term of this Lease.

Section 3. Advance Payment of Real Property Taxes. In order to insure payment when due and before delinquency of any Real Property Taxes, Landlord reserves the right, at Landlord’s option, to estimate current Real Property Taxes applicable to the Leased Premises, and to require such current year’s Real Property Taxes to be paid in advance to Landlord by Tenant, either (I) in a lump sum payment equal to the installment due at least twenty (20) days prior to the applicable delinquency date; or (ii) monthly in advance with the payment of the Base Rent. If Landlord elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent (and without interest thereon), would provide a fund large enough to fully discharge before delinquency the estimated installment of taxes to be paid. When the actual amount of the applicable tax bill is known, the amount of such equal monthly payment shall be adjusted as required to provide the fund needed to pay the applicable taxes before delinquency. If the amounts paid to Landlord by Tenant under the provisions of this paragraph are insufficient to discharge the obligations of Tenant to pay such Real Property Taxes as such become due, Tenant shall pay Landlord, upon Landlord’s demand, such additional sums as are necessary to pay such obligations. All money paid to Landlord under this paragraph may be mingled with other money of Landlord and shall not bear interest. In the event of a breach by Tenant in the performance of any obligations of Tenant under this Lease, then any balance of funds paid to Landlord under the provisions of this paragraph may at the option of Landlord, be treated as an additional Security Deposit.

Section 4. Definition of Real Property Taxes. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Leased Premises by any authority having the direct or indirect to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable of Landlord in the Leased Premises or in the real property of which the Leased Premises are a part, Landlord’s right to rent or other income therefrom and/or Landlord’s business of leasing the Leased Premises. The term “Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the Term of this Lease, including, but not limited to, a change in the ownership of the Leased Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the parties.

Section 5. Contest of Taxes. The Tenant, at its own cost and expense, may, if it shall in good faith so desire, contest by appropriate proceedings the amount of any personal or real property tax. The Tenant may, if it shall so desire, endeavor at any time or times, by appropriate proceedings, to obtain a reduction in the assessed valuation of the Leased Premises for tax purposes. In any such event, if the Landlord agrees, at the request of the Tenant, to join with the Tenant at Tenant’s expense in said proceedings and the Landlord agrees to sign and deliver such papers and instruments as may be necessary to prosecute such proceedings. Notwithstanding the foregoing, Tenant shall be required to pay all Real Property Taxes and personal property taxes, as set forth herein, no less than twenty (20) days prior to the applicable delinquency date.

ARTICLE VII - UTILITIES

Section 1. Utilities. Tenant shall pay for all water, sanitation, sewer, electricity, light, heat, gas, power, fuel, janitorial, and other services incident to Tenant’s use of the Leased Premises together with any taxes thereon, whether or not the cost thereof be a charge or imposition against the Leased Premises. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all charges jointly metered with other premises.

ARTICLE IX - INSURANCE; INDEMINTY

Section 1. Payment for Insurance. Tenant shall secure Liability Insurance, Property Insurance and Tenant’s Property Insurance as section in Sections 2 through 4, following. In the event that Tenant either fails to secure such insurance or fails to provide Landlord with satisfactory written evidence that all such insurance is in force, Landlord shall become the insuring party and shall be entitled to secure such Liability Insurance, Property Insurance and Tenant’s Property Insurance. Regardless of whether the Landlord or the Tenant is the insuring party, Tenant shall pay for all insurance required under the terms of this Lease except to the extent of the cost attributable to liability insurance carried by Landlord in excess of $1,000,000 per occurrence. In the event that Landlord is the insuring party, premiums for policy periods commencing prior to or extending beyond the Lease Term shall be prorated to correspond to the Lease Term. Also in the event that Landlord is the insuring party, Payment shall be made by Tenant to Landlord within ten (10) days following receipt of an invoice for any amount due and shall constitute Additional Rent.

Section 2. Liability Insurance.

(A) Carried by Tenant. Tenant shall obtain and keep in full force and effect during the Term of this Lease and any renewals or extensions thereof a Comprehensive General Liability

Policy of Insurance protecting Tenant and Landlord (as an additional named insured) against claims for bodily injury, personal injury, and property damage based upon, involving, or arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing for single limit coverage in an amount not less than $1,000,000 per occurrence with an Additional Insured - Managers or Lessors of Premises Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an insured contract for the performance of Tenant’s indemnity obligations under this Lease. The terms of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Tenant shall provide Landlord with written evidence that such insurance is in force.

(B) Carried by Landlord. In the event Tenant fails to secure such Liability Insurance, or fails to provide Landlord with satisfactory written evidence that such insurance is in force, Landlord shall become the insuring party and shall also maintain liability insurance, described in Section 2.(A) preceding, in addition to, and not in lieu of, the insurance required to be maintained by Tenant. Tenant shall not be named as an additional named insured therein.

Section 3. Property Insurance – Building, Improvements and Rental Value

(A) Building and Improvements. Tenant shall obtain and keep in full force and effect during the Term of this Lease a policy or policies in the name of Landlord, with the loss payable to Landlord and to the holders of any mortgage, deeds of trusts or ground leases on the Leased Premises (“Lenders”), insuring loss or damage to the Leased Premises. The amount of such insurance shall be equal to the full replacement cost of the Leased Premises, as the same shall exist from time to time, or the amount required by the Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such later amount is less than full replacement cost. If Landlord is the Insuring Party, however, Tenant owned improvements shall be insured by Tenant under Section 4 following rather than by Landlord. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by Lenders), including any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Leased Premises required to be demolished or removed by enforcement of any building, zoning, safety or land use laws as a result of the covered loss. Said policy or policies shall include an agreed valuation clause in lieu of any coinsurance, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for San Diego, California. If such insurance coverage has a deductible clause, the deductible shall not exceed $5,000 per occurrence, and Tenant shall be liable for any deductible amount in the event of an insured loss. Tenant shall provide Landlord with written evidence that such insurance is in force.

(B) Rental Value. Tenant shall, in addition, obtain and keep in full force and effect during the Term of this Lease a policy or policies in the name of the Landlord, with loss payable to Landlord and Lenders, insuring the loss of the full rental and other charges payable by Tenant to Landlord under this Lease for one (1) year (including all real estate taxes, insurance costs, and any scheduled rent increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Leased Premises, to provide for one (1) full year’s loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation clause in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable to Landlord, for the next twelve (12) month period. Tenant shall be liable for any deductible amount in the event of an insured loss. Tenant shall provide Landlord with written evidence that such insurance is in force.

(C) Tenant’s Improvements. If the Landlord is the Insuring Party, the Landlord shall not be required to insure Tenant owned improvements, property or fixtures, unless the item in question has become the property of and owned by the Landlord under the terms of this Lease. If the Tenant is the Insuring Party, the policy carried by Tenant shall insure all such property.

Section 4. Tenant’s Property Insurance. Tenant at its cost shall either by separate policy or, at Landlord’s option, by endorsement to a policy already carried, maintain insurance coverage on all of Tenant personal property and Tenant owned improvements in, on or about the Leased Premises similar in coverage to that carried by the Insuring Party under Section 3, preceding. The proceeds from any such insurance shall be used by Tenant for the replacement of its personal property or the restoration of Tenant owned improvements. Tenant shall provide Landlord with written evidence that such insurance is in force.

Section 5. Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in California and such companies shall be acceptable to the Landlord and Lenders. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Article. If Tenant is the Insuring Party, Tenant shall cause to be delivered to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or insurance binders evidencing renewals thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried under the terms of this Lease, the other party may, but shall not be required to, procure and maintain the same, but at Tenant’s expense.

Section 6. Waiver of Subrogation. Without affecting any other rights, Landlord and Tenant (“Waiving Party”) each hereby release and relieve the other, and waive the entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to the Waiving

Party’s property arising out of or incident to the perils required to be insured against under this Article. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required or by any deductible applicable thereto.

Section 7. Indemnification. Except for Landlord’s negligence and/or breach of express warranties, Tenant shall indemnify, protect, defend and hold harmless the Leased Premises, Landlord and its agents, ground lessors, partners and Lenders from and against any and all claims, loss of rents and/or damages. Costs, liens, judgments, penalties, permits, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in dealing with the occupancy of the Leased Premises by Tenant, the conduct of Tenant’s business, any act, omission, or neglect of Tenant, its agents, contractors, employees or invitees, and out of any Default or Breach by Tenant by Tenant in the performance in a timely manner of any obligation on Tenant’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Landlord, its agents, or employees by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonable satisfactory to, and chosen by, Landlord, and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim or cost in order to be so indemnified.

ARTICLE X - OBLIGATIONS FOR REPAIRS

Section 1. Tenant’s Repairs.

(A) Subject to the provisions of Article XII (relating to destruction of the Leased Premises) and Article XIII (relating to condemnation), Tenant at Tenant’s sole cost and expense and at all times shall keep the Leased Premises and every part thereof in good order, condition and repair, structural and non-structural (whether or not such portion of the Leased Premises requiring repairs, or the means of repairing the same, are reasonably and readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Leased Premises), including without limiting the generality of the foregoing, all equipment or facilities servicing the Leased Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting systems, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs sidewalks, and parkways located in, on, under or about the Leased Premises. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Leased Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of contamination of, and for the maintenance, security and/or monitoring of the Leased Premises, the elements surrounding the same, or neighboring properties, that was caused, permitted or materially contributed to by Tenant, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Leased Premises by or for Tenant or under its control. Tenant in keeping the Premises in good order, condition and repair shall exercise and perform good maintenance practices. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Leased Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(B) Tenant shall, at Tenant’s sole cost and expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any, located on the Leased Premises: (i) heating, air conditioning and ventilation systems; (ii) boiler, fired or unfired pressure systems; (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection systems and equipment; (iv) landscaping and irrigation systems; (v) roof covering and drain maintenance; and (vi) asphalt and parking lot maintenance.

Section 2. Landlord’s Repairs. Except for the warranties and representations of the Landlord contained in Article XII (relating to destruction of the Leased Premises) and Article XIII (relating to condemnation), it is intended by the Parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Leased Premises, the improvements located thereon, or the equipment therein, whether structural or non-structural, all of which are intended to be the obligation of Tenant pursuant to Section 1 preceding. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Leased Premises. Landlord and Tenant expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Tenant to make repairs at the cost of Landlord or to terminate the Lease by reason of any needed repairs.

Section 3. Requirements of the Law. Tenant has occupied the Leased Premises for more than eight years prior to the execution of this lease and has had the opportunity to satisfy itself with respect to the condition of the Premises, including, but not limited to, the utilities, the electrical, mechanical, and fire sprinkler systems, security, environmental aspects, compliance with applicable laws, codes and ordinances, and the current and future suitability of the Leased Premises for Tenant’s intended use and that Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Leased Premises and/or the Term of the Lease.

Section 4. Tenant’s Alterations.

(A) Definitions. The term “Utility Installations” is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating ventilating and air conditioning equipment, plumbing and fencing in, on or about the Leased Premises. The term “Trade Fixture” shall mean Tenant’s machinery and equipment that can be removed without doing material damage to the Leased Premises. The term “Alteration” shall mean any modification of the improvements of the Leased Premises from that which is provided by Landlord under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion.

(B) Consent Required. Tenant shall not make any Alterations or Utility Installments in, on, under or about the Leased Premises without Landlord’s prior written consent. The Tenant, however, shall have the right, at its sole expense, from time to time, and to make such non-structural Utility Installations in such parts thereof as the Tenant shall deem expedient or necessary for its purposes; provided, however, that no such Utility Installations shall be made to the roof and all other such Utility Installations shall not be visible from the outside, shall not involve puncturing, relocating, or removing the roof or any of the existing walls, and shall neither impair the structural soundness nor diminish the value of the Leased Premises and the cumulative cost thereof during the term of the Lease as extended does not exceed $25,000.

Section 5. Permits and Expenses. To the extent that Tenant makes Utility Installations, Alterations, installs Trade Fixtures and/or makes repairs, as required or permitted pursuant to this Lease, Tenant agrees that it will procure all necessary permits for making any repairs, alterations, or other improvements for installations, when applicable. Tenant shall give written notice to Landlord of any repairs required pursuant to the provisions of this Article and Tenant agrees promptly to commence such repairs or alterations and to prosecute the same to completion diligently, subject, however, to the delays occasioned by events beyond the control of Tenant.

Section 6. Payment for Repairs and Alterations. Tenant agrees to pay promptly when due the entire cost of any work done by it upon the Leased Premises so that the Leased Premises at all times shall be free of liens for labor and materials. Tenant further agrees to hold harmless and indemnify the other party from and against any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work by such party or its employees, agents or contractors. Tenant further agrees that in doing such work that it will employ materials of good quality and comply with all governmental requirements, and perform such work in a good and workmanlike manner.

Section 7. Ownership; Removal; Surrender; and Restoration.

(A) Ownership. Subject to Landlord’s right to require their removal, all Alterations and Utility Installations made to the Leased Premises shall become the property of and owned by the Landlord, but considered a part of the Leased Premises. Unless otherwise instructed per Section 7.(B) hereof, all Alterations and Utility Installations shall, at the Expiration Date or earlier termination of this Lease, be the property of the Landlord and remain upon and be surrendered to Landlord with the Leased Premises.

(B) Removal. Unless otherwise agreed in writing, Landlord may require that any or all Alterations or Utility Installations made by Tenant, whether during the term of the Sublease, the original Commercial Lease Agreement and extensions thereof or this Second Commercial Lease Agreement, be removed by the Expiration Date or earlier termination of this Lease, notwithstanding their installation may have been consented to by Landlord. Landlord may require the removal at any time of all or part of any Alterations or Utility Installations made without the required consent of the Landlord.

(C) Existing Non-Permitted Alterations. Tenant expressly acknowledges that during the term of the Master Lease, Sublease, and/or the original Commercial Lease Agreement and extensions thereof certain Utility Installations, Alterations, Trade Fixture installations and/or repairs have been performed for which permits were required, but no such permits were obtained and no prior consent was obtained from Landlord. Tenant previously expressly and separately agreed with respect to such modifications performed without first obtaining the necessary permits and consent, to take all steps necessary to obtain the permits for such Utility Installations, Alterations, Trade Fixture installations and/or repairs, or to restore the Leased Premises to its original condition prior to the inception of the Master Lease. Tenant agrees that this is a continuing covenant under this Second Commercial Lease Agreement.

(D) Surrender; Restoration. Tenant shall surrender the Leased Premises by the last day of the Term of the Lease or any earlier termination date, with all of the improvements, parts, and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, Ordinary Wear and Tear excepted. “Ordinary Wear and Tear” shall not include any damage or deterioration which would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Landlord, the Leased Premises, when surrendered shall include all Utility Installations. The obligations of Tenant shall include the repair of any damage occasioned by the installation, maintenance or removal of Tenant’s Trade Fixtures, furnishings, equipment and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by of for Tenant, and the removal, replacement or remediation of any soil, material or ground water contaminated by Tenant, all as may be then required by Applicable Law and/or good service and practice. Tenant’s Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant subject to Tenant’s obligation to repair and restore the Leased Premises pursuant to this Lease.

Section 8. Exemption of Landlord from Liability. Landlord shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers or any other person in or about the Leased Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Leased Premises or upon portions of the building of which the Leased Premises are a part, or from other sources or places, and regardless of whether the cause of such injury or damage or the means of repairing same is accessible or not. Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom.

Section 9. Tenant specifically acknowledges that Tenant has a continuing duty of repair under the terms of the Sublease, the original Commercial Lease Agreement and extensions thereof, and this Second Commercial Lease Agreement. Nothing in this Lease or the execution thereof shall be deemed or construed to constitute a waiver by Landlord of this continuing duty of repair, any prior breaches thereof, or the duty to restore the Premises by the last day of the Term of the Lease or any earlier termination date.

ARTICLE XI - USE OF PROPERTY BY TENANT

Section 1. Use. The Leased Premises may be occupied and used by Tenant exclusively for manufacturing, warehousing, general office and sales activities of the business known as Orange 21 North America Inc., or Orange 21 Inc. Nothing herein shall give Tenant the right to use the property for any other purpose or to sublease, assign, or license the use of the property to any sublessee, assignee, or licensee, which or who shall use the property for any other use.

Section 2. Hazardous Substances.

(A) Reportable Uses Require Consent. The term “Hazardous Substances” as used in the Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill release, or effect, either by itself or in combination with other materials expected to be on the Leased Premises, is either (I) potentially injurious to the public health, safety or welfare, the environment or the Leased Premises, (ii) regulated or monitored by any governmental authority or third party under any applicable statute or common law theory. Tenant shall not engage in any activity in, on or about the Leased Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the prior express written consent of the Landlord and compliance in a timely manner with all applicable laws. “Reportable Use” shall mean (I) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Tenant’s being responsible for the presence in, on or about the Leased Premises of any Hazardous Substance. Landlord may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its sole discretion, deems necessary to protect itself, the public, the Leased Premises and the environment against damage, contamination, or injury and/or liability therefore and therefrom, including, but not limited to, the installation (and removal on or before the Expiration Date or earlier termination) of reasonably necessary protective modifications to the Leased Premises and/or the deposit of additional security in whatever form deemed necessary by Landlord.

(B) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on or under the Leased Premises, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, and governmental authority or private party, or persons entering or occupying the Leased Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on or about the Leased Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Leased Premises.

(C) Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders, and assignees, if any, and the Leased Premises, harmless from and against any and all loss of rents and/or other damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance or storage tank brought onto the Leased Premises by or for Tenant or under Tenant’s control. Tenant’s obligations under this paragraph shall include, but not be limited to, the effects of contamination or injury to person or property or the environment created or suffered by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or early termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically and expressly so agreed by Landlord in writing at the time of such agreement.

Section 3. Tenant’s Compliance with Law. Tenant shall, at Tenant’s sole cost and expense, fully, diligently, and in a timely manner, comply with all Applicable Law, which in this Lease shall mean all laws, regulations, ordinances, directives, covenants, easements, and restrictions of record, permits, the requirements of any fire insurance underwriter or rating bureau and the recommendations of Landlord’s engineers and/or consultants, relating in any manner to the Leased Premises, now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Tenant shall, within five (5) days of Landlord’s written request, provide Landlord with copies of all documents and information evidencing Tenant’s compliance with Applicable Law specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving and failure by Tenant or the Leased Premises to comply with any Applicable Law.

ARTICLE XII - DAMAGE OR DESTRUCTION

Section 1. Definitions.

(A) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Leased Premises, other than Tenant owned improvements, the repair cost of which is less than 50% or more of the then Replacement Cost of the Leased Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Tenant owned improvements.

(B) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Leased Premises, other than Tenant owned improvements, the repair cost of which is 50% or more of the then Replacement Cost of the Leased Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Tenant owned improvements.

(C) “Insured Loss” shall mean damage or destruction to improvements on the Leased Premises other than Tenant owned improvements, which was caused by an event required to be covered by the insurance policies described herein, irrespective of any deductible amounts or coverage limits involved.

(D) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Landlord as the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

Section 2. Partial Damage – Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Landlord shall, at Tenant’s expense, repair such damage (but not Tenant’s Trade Fixtures or Tenant owned improvements) as soon as reasonably possible and this Lease shall continue in full force and effect, provided, however, that Tenant shall, at Landlord’s election, make the repair of any damage or destruction the total cost of repair of which is $10,000 or less, and, in such event, Landlord shall make the insurance proceeds, if any, available to Tenant on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required if the insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the party responsible to maintaining the insurance shall promptly contribute the shortage in proceeds (except as to the deductible which is the Tenant’s responsibility) as and when required to complete said repairs. Premises partial damage due to flood or earthquake shall be subject to Section 3, following, rather than this Section, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either party.

Section 3. Partial Damage – Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by the negligent or willful act of Tenant (in which case Tenant shall make the repairs at Tenant’s expense and this Lease shall continue in force, but subject to Landlord’s rights under Article XV pertaining to Remedies), Landlord may at Landlord’s option either: (i) repair such damage as soon as reasonable possible at Landlord’s expense, in which case this Lease shall remain in full force and effect; or (ii) give written notice to Tenant within thirty (30) days after receipt of knowledge of the occurrence of such damage of Landlord’s desire to terminate this Lease as of the date sixty (60) days following the giving of such notice.

Section 4. Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss. In the event that the damage or destruction was caused by Tenant, Landlord shall have the right to recover Landlord’s damages from Tenant except as expressly waived or released by Article IX, Section 6, hereof.

Section 5. Abatement or Adjustment of Rent – Tenant’s Remedies.

(A) In the event of a Premises Partial Destruction caused by an Insured Loss, whether or not repaired by Landlord or Tenant, the Base Rent, Additional Rent, Real Property Taxes,

insurance premiums and other charges, if any, payable to Landlord hereunder for the period of such damage, its repair or restoration continues, but not to exceed the period for which rental value insurance is required pursuant to the terms of this Lease, shall be abated in proportion to the degree to which Tenant’s use of the leased Premises is impaired. Except for abatement of the Base Rent, Additional Rent, Real Property Taxes, insurance premiums and other charges, if any, all other obligations of Tenant hereunder shall be performed by Tenant, and Tenant shall have no claim against Landlord for any damage suffered by reason of such repair or restoration.

(B) Notwithstanding the foregoing, if Landlord does not commence repair or restoration of the Premises within ninety (90) days of the date of the occurrence of a Partial Premises Damage, then Tenant may at any time thereafter cancel and terminate this Lease by sending ninety (90) days written notice thereof to Landlord and Lenders, and if Landlord and/or Lenders fail to commence repairs within thirty (30) days of the receipt of such notice, Tenant may give written notice to Landlord and any Lenders of which Tenant has actual knowledge of Tenant’s election to terminate this lease on a date not less than thirty (30) days following the delivery of such notice to Landlord and Lenders and this Lease shall terminate as of the date specified in such notice. “Commence” as used in this Section shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Leased Premises, whichever occurs first.

Section 6. Termination – Advance Payments. Upon termination of this lease pursuant to the terms of this Article, an equitable adjustment shall be made concerning advance payments of the Base Rent, Additional Rent, Real Property Taxes, insurance premiums and other charges, if any.

Section 7. Waive Statutes. Landlord and Tenant agree the terms of this Lease shall govern the effect of any damage to or destruction of the Leased Premises with respect to the termination of this lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

ARTICLE XIII - CONDEMNATION

Section 1. Total Taking. If, after the execution of this Lease and prior to the expiration of the term hereof, the whole of the Leased Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease and the Term hereof shall cease and terminate as of the date when possession of the Leased Premises shall be taken by the taking authority and any unearned rent or other charges, if any, paid in advance, shall be refunded to Tenant.

Section 2. Partial Taking. If, after the execution of this Lease and prior to the expiration of the Term hereof, any public or private authority shall, under the power of eminent domain, take, or Landlord shall convey to said authority in lieu of such taking, property which results in a reduction by fifteen (15%) percent or more of the area in the Leased Premises, or of a portion of the Leased Premises that substantially interrupts or substantially obstructs the conducting of business on the Leased Premises; then Tenant may, at its election, terminate this Lease by giving Landlord notice of the exercise of Tenant’s election within thirty (30) days after Tenant shall receive notice of such taking. In the event of termination by Tenant under the provisions of

Section 1 of this Article, this Lease and the term hereof shall cease and terminate as of the date when possession shall be taken by the appropriate authority of that portion of the Entire Property that results in one of the above takings, and any unearned rent or other charges, if any, paid in advance by Tenant shall be refunded to Tenant.

Section 3. Restoration. In the event of a taking in respect of which Tenant shall not have the right to elect to terminate this Lease or, having such right, shall not elect to terminate this Lease, this Lease and the term thereof shall continue in full force and effect and Landlord , at Landlord’s sole cost and expense, forthwith shall restore the remaining portions of the Leased Premises, including any and all improvements made theretofore to an architectural whole in substantially the same condition that the same were in prior to such taking. A just proportion of the rent reserved herein and any other charges payable by Tenant hereunder, according to the nature and extent of the injury to the Leased Premises and to Tenant’s business, shall be suspended or abated until the completion of such restoration and thereafter the rent and any other charges shall be reduced in proportion to the square footage of the Leased Premises remaining after such taking.

Section 4. The Award. All compensation awarded for any taking, whether for the whole or a portion of the Leased Premises, shall be the sole property of the Landlord whether such compensation shall be awarded for diminution in the value of, or loss of, the leasehold or for diminution in the value of, or loss of, the fee in the Leased Premises, or otherwise. The Tenant hereby assigns to Landlord all of Tenant’s right and title to and interest in any and all such compensation. However, the Landlord shall not be entitled to and Tenant shall have the sole right to make its independent claim for and retain any portion of any award made by the appropriating authority directly to Tenant for loss of business, or damage to or depreciation of, and cost of removal of fixtures, personality and improvements installed in the Leased Premises by, or at the expense of Tenant, and to any other award made by the appropriating authority directly to Tenant.

Section 5. Release. In the event of any termination of this Lease as the result of the provisions of this Article, the parties, effective as of such termination, shall be released, each to the other, from all liability and obligations thereafter arising under this lease.

ARTICLE XIV - ASSIGNMENTS AND SUBLETTING

Section 1. Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer mortgage or encumber (collectively “assignment”) or sublet all or any part of Tenant’s interest in this Lease, or any renewals or extensions thereof, or the Leased Premises sublet without the prior written consent of Landlord subject to the terms of Article XVIII, Section 11 hereof.

Section 2. Terms and Conditions to Assignment or Subletting.

(A) Regardless of Landlord’s consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Tenant under this Lease; (ii) release Tenant from any obligations hereunder; or (iii) alter the primary liability of Tenant for the payment of all sums due hereunder or for the performance of any other obligations to be performed by Tenant under this lease.

(B) Landlord may accept rent or performance of Tenant’s obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in approval or disapproval of such an assignment nor the acceptance of rent or performance shall constitute a waiver or estoppel of Landlord’s right to exercise its remedies for Default of Breach by Tenant of any terms, covenants or conditions of this Lease.

(C) The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting. Landlord may, however, consent to subsequent subletting or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease, and without obtaining their consent, and such action shall not relieve such persons of their liability under this lease or any sublease.

(D) In the event of a Default of Breach of Tenant’s obligations under this Lease, Landlord may proceed directly against Tenant or anyone else responsible for the performance of Tenant’s obligations under this Lease, including sublessee, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord or Tenant.

(E) Each request for consent to an assignment or subletting should be accompanied by information relevant to Landlord’s determination of financial and operational responsibility of the proposed assignee or sublessee, together with a non-refundable deposit equal to 10% of the Base Rent then due under the Lease as reasonable consideration for Landlord’s considering and processing the request. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested by Landlord.

(F) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or sublease, be deemed for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be performed by Tenant.

(G) Landlord, as a condition to giving consent to any assignment or subletting, may require (i) an increase in the security deposit; and/or (ii) an adjustment to the Base Rent to what is the then market value of rent for property similar to the Leased Premises.

Section 3. Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any portion of the leased Premises and shall be deemed included in any sublease, whether or not expressly incorporated therein:

(A) Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in any rentals and income arising from any sublease of all or a portion of the Leased Premises heretofore or hereafter made by Tenant and Landlord may collect such rent and income and apply same to Tenant’s obligations under this Lease.

(B) In the event of Default or Breach by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any sublessee to attorn to Landlord, in which event Landlord shall undertake the obligations of sublessor under such sublease from the time of the exercise of said option to the expiration of the sublease, provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

(C) Any matter or thing requiring the consent of the sublessor shall also require the consent of The Landlord.

(D) No sublessee shall further assign or sublet all or any part of the Leased Premises without the prior written consent of Landlord.

(E) Landlord shall deliver a copy of any notice of Default or Breach by Tenant to the sublessee, who shall have the right to cure the Default of Tenant within the grace period, if any, specified in such notice. The sublessee shall have the right of reimbursement and offset from and against Tenant for any such Defaults cured by sublessee.

ARTICLE XV - DEFAULT; BREACH; REMEDIES

Section 1. Default; Breach. Landlord and Tenant agree that if an attorney is consulted by Landlord in connection with a Tenant Default or Breach (as hereinafter defined), $500 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation of a notice of Default and that Landlord may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A “Default” is defined as a failure by Tenant to observe, comply, or perform any of the terms, covenants, conditions or rules applicable to Tenant under this Lease. A “Breach” is defined as the occurrence of any one or more of the following Defaults, and, where a grace period exits for cure after notice is specified herein, the failure of Tenant to cure such Default prior to the expiration of the applicable grace period, and shall entitled Landlord to pursue the remedies set forth herein:

(A) The vacating of the Leased Premises without the intention to reoccupy same, or the abandonment of the Leased Premises.

(B) Except as otherwise expressly provided in this Lease, the failure by Tenant to pay Base Rent or any other monetary payment required to be made by Tenant hereunder, the failure to provide Landlord with Reasonable evidence of insurance, or the failure of Tenant to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Landlord to Tenant.

(C) Except as otherwise expressly provided in this Lease, the failure by Tenant to provide Landlord with reasonable written evidence, in duly executed original form, if applicable, of any documentation or information which Landlord may reasonably require of Tenant under the terms of this Lease, including, but not limited to inspection, maintenance and service contracts, Tenant Statement, subornation or non-subornation of this Lease, certification of compliance with applicable laws, and the rescission of an unauthorized assignment or sublease, where such failure continues for a period of ten (10) days following written notice by or on behalf of Landlord.

(D) A Default by Tenant as to the terms, covenants, conditions or provisions of this Lease, that are to be observed, complied with or performed by Tenant, other than those described in paragraphs A, B and C, preceding, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Landlord.

(E) The occurrence of any of the following events: (I) the making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenants becoming a “debtor” in any bankruptcy proceeding (unless, in the case of a proceeding filed against Tenant, the same is dismissed within sixty (60) days); (iii) The appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in the Lease, where possession is not restored in thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in the Lease, where such seizure is not discharged in thirty (30) days, provided, however, in the event that any provision of this paragraph E is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions of this Lease.

(F) The discovery by Landlord that any financial statement given to Landlord by Tenant was materially false.

(G) Tenant has caused a lien to be filed against the Leased Premises or other of Landlord’s property and said lien is not removed within thirty (30) days of recordation thereof.

Section 2. Remedies. If Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, within ten (10) days after written notice to Tenant (or in the case of emergency, without any written notice), Landlord may at its option (but without obligation to do so), perform such duty of obligation on Tenant’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant to Landlord upon invoice therefor. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its option, may require all future payments to be made under this Lease by Tenant to be made by cashier’s check. In the event of a Breach of this Lease by Tenant, as defined in Section 1., preceding, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such breach, Landlord may:

Then Landlord shall be entitled to its election (unless Tenant shall cure such default prior to such election, to the satisfaction of Landlord), to exercise concurrently or successively, any one or more of the following rights:

(A) Terminate this Lease by giving Tenant notice of termination, in which event this

Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the term of this Lease, and all rights of Tenant under this Lease and in and to the Leased Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice.

(B) Terminate this Lease as provided herein and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, a sum which, at the date of such termination, represents the then value of the excess, if any, of (a) the Base Rent, Real Property Taxes, insurance premiums and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the date herein before set for the expiration of the full term hereby granted, over (b) the aggregate reasonable rental value of the Leased Premises for the same period, all of which excess sum shall be deemed immediately due and payable.

(C) Without terminating this Lease, declare immediately due and payable all Base Rent, Real Property Taxes, insurance premiums and other rents and amounts due and coming due under this Lease for the entire remaining Term hereof, together with all other amounts previously due, at once; provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of rent for the remainder of said term. Upon making such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, Tenants, and subtenants on account of said Premises during the term of this Lease, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence less all costs, expenses and attorney’s fees of Landlord incurred in connection with the reletting of the Premises.

(D) Without terminating this Lease, and with or without notice to Tenant, Landlord may in its own name but as agent for Tenant enter into and upon and take possession of the Leased Premises or any part thereof, and, at Landlord’s option, remove persons and property therefrom, and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may rent the Leased Premises or any portion thereof as the agent of Tenant with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises. Landlord shall in no way be responsible or liable for any rental concessions or any failure to rent the Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Upon such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney’s fees and costs of alterations and repairs; third, to the payment of rent and other charges then due and unpaid hereunder; and the residue, if any shall be held by Landlord to the extent of and for application in payment of future rent as the same may become due and payable hereunder. In reletting the Leased Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord’s option, be calculated and paid monthly. No such reletting shall be construed as an election by Landlord to terminate this Lease unless a written notice of such election has been given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured.

(E) Continue the Lease and Tenant’s right to possession in effect as provided by law after Tenant’s Breach and abandonment and recover rent from Tenant as it comes due, provided however that Tenant shall retain the right to assign or sublet the Leased Premises, subject to the requirements set forth in Article XIV, hereof. Acts of maintenance or preservation, efforts to relet the Leased Premises, or the appointment of a receiver to protect Landlord’s interest under the Lease, shall not constitute a termination of Tenant’s right to possession.

(F) Pursue such other remedies as are available at law or equity.

Section 2. Landlord’s pursuit of any remedy of remedies, including without limitation, any one or more of the remedies stated herein shall not (1) constitute an election of remedies or preclude pursuit of any other remedy or remedies provided in this Lease or any other remedy or remedies provided by law or in equity, separately or concurrently or in any combination, or (2) sever as the basis for any claim of constructive eviction, or allow Tenant to withhold any payments under this Lease.

Section 3. The expiration or termination of the Lease and/or the Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Tenant’s occupancy of the Leased Premises.

Section 4. Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and any other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of the mortgage or deed of trust covering the Leased Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default or Breach with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder, in the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any other provision of this Lease, Base Rent shall, at Landlord’s option, become due and payable quarterly in advance.

Section 5. Landlord’s Breach. Landlord shall not be deemed in breach of this Lease unless Landlord fails in a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and by the holders of any mortgage or deed of trust covering the Leased Premises whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed, provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within the thirty (30) day period and thereafter diligently pursued to completion.

ARTICLE XVI - SUBORDINATION; TENANCY STATEMENT; TITLE

Section 1. Subordination. Tenant shall, upon the request of Landlord in writing, subordinate this Lease to the lien of any present or future mortgage or deed of trust upon the Leased Premises irrespective of the time of execution or the time of recording of any such mortgage.

Section 2. Attornment. Subject to the non-disturbance provisions of Section 4 following, Tenant agrees to attorn to Lender or any other party who acquires ownership of the Leased Premises by reason of foreclosure of a security device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for and act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Tenant may have against a prior landlord; or (iii) be bound by pre-payment of more than one (1) month’s rent.

Section 3. Tenancy Statement. Each party shall within ten (10) days after written notice from the other party execute, acknowledge and deliver a statement in writing in form similar to the then most current “Tenancy Statement” form published by the American Industrial real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the other party.

Section 4. Non-Disturbance. With respect to security devices entered into by Landlord after the execution of this Lease, Tenant’s subordination of this Lease shall be subject to receiving assurance (a “non-disturbance agreement”) from the Lender that Tenant’s possession and this Lease, including any options to extend the Term hereof, will not be disturbed so long as Tenant is not in Breach hereof and attorns to the record owner of the Leased Premises.

Section 5. Financial Statements. If Landlord desires to finance, refinance or sell the Leased Premises or any part thereof, Tenant shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant. The financial statements will be limited to existing SEC filings including annual 10K and quarterly 10Q reports.

Section 6. Recording. Either Landlord or Tenant shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of lease for recording purposes.

The party requesting recordation shall be responsible for payment of any fees, expense, charges or taxes applicable thereto.

Section 7. Estoppel Certificates. At any time and from time to time, Landlord and Tenant each agree, upon request in writing from the other, to execute, acknowledge and deliver to the other or to any person designated by the other a statement in writing certifying that the Lease is unmodified and is in full force and effect, or if there have been modifications, that the same is in full force and effect as modified (stating the modifications), that the other party is not in default in the performance of its covenants hereunder, or if there have been such defaults, specifying the same, and the dates to which the rent and other charges have been paid.

ARTICLE XVII - WAIVERS/DISPUTES

Section 1. Waivers. Failure of Landlord to complain of any act or omission on the part of Tenant, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights hereunder. No waiver by Landlord at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action shall require the consent or approval of Landlord, Landlord’s consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. Any and all rights and remedies which Landlord may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them, whether exercised by Landlord or not, shall be deemed to be an exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

Section 2. Disputes. It is agreed that, if at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the obligation to make such payment in a timely fashion and said party shall have the right to institute suit for the recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease. If at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party obligated to perform the work shall have the obligation to perform such work and pay the costs thereof and said party may institute suit for the recovery of the costs of such work. If it shall be adjudged that there was no legal obligation on the part of the said party to perform the same or any part thereof, said party shall be entitled to recover the costs of such work or the cost of so much thereof as said party was not legally required to perform under the provisions of this Lease.

Section 3. Attorneys Fees. If any party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceedings is pursued to decision or judgment. The attorneys’ fees shall not be computed according to any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. Landlord shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not legal action is subsequently commenced in connection with such Default of Breach.

ARTICLE XVIII - MISCELLANEOUS

Section 1. Notices. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified mail, return receipt requested, postage prepaid, and any such notice or other communication shall be deemed to have been given when received by the party to whom such notice or other communication shall be addressed. If intended for Landlord the same will be mailed to the address herein above set forth or such other address as Landlord may hereafter designate by notice to Tenant, and if intended for Tenant, the same shall be mailed to Tenant at the address herein above set forth, or such other address or addresses as Tenant may hereafter designate by notice to Landlord.

Section 2. Invalidity of Particular Provision. If any term or provision of this Lease or the application hereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 3. Captions and Definitions of Parties. The captions of the Sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. The word “Landlord” and the pronouns referring thereto, shall mean, where the context so admits or requires, the persons, firm or corporation named herein as Landlord or the mortgagee in possession at any time, of the land and building comprising the Leased Premises. If there is more than one Landlord, the covenants of Landlord shall be the joint and several obligations of each of them, and if Landlord is a partnership, the covenants of Landlord shall be the joint and several obligations of each of the partners and the obligations of the firm. Any pronoun shall be read in the singular or plural and in such gender as the context may require. Except as in this Lease otherwise provided, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4. No Partnership. Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of a joint venture between the parties hereto, it being understood and agreed that neither any provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

Section 5. Brokerage. Landlord and Tenant each represent and warrant to the other that it has not had any dealings with any person, firm, broker or finder in connection with this Lease and that no real estate broker is entitled to any commissions upon the execution or of this Lease.

Section 6. Entire Agreement. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force and effect. This Lease shall not be modified in any way except by a writing executed by both parties.

Section 7. Governing Law. All matters pertaining to this agreement (including its interpretation, application, validity, performance and breach) in whatever jurisdiction action may be brought, shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties herein agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in San Diego County, State of California. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

Section 8. Extraordinary remedies. To the extent cognizable at law, the parties hereto, in the event of breach and in addition to any and all other remedies available thereto, may obtain injunctive relief, regardless of whether the injured party can demonstrate that no adequate remedy exists at law.

Section 9. Landlord’s Access; Showing; Repairs. Tenant agrees: (i) to permit Landlord and its agents to examine the Leased Premises at reasonable times and to show the Leased Premises to prospective purchasers of the Building and to provide Landlord, if not already available, with a set of keys for the purpose of said examination, provided that Landlord shall not thereby unreasonably interfere with the conduct of Tenant’s business; and/or (ii) to permit Landlord to enter the Leased Premises to inspect such repairs, improvements, alterations or additions thereto as may be required under the provisions of this Lease. But nothing contained herein shall be construed as a creating a duty for the Landlord to inspect the Leased Premises.

Section 10. Signs. Tenant shall not place any sign on the Leased Premises, except that Tenant may, with Landlord’s prior written consent, install (except on the roof) such signs as are permitted by law, ordinance, and/or regulation and reasonably necessary to advertise Tenant’s business. The installation of such signs shall be subject to all other terms of this Lease, including those with respect to Utility Installations, Alterations and maintenance and repair of the Leased Premises.

Section 11. Consents.

(A) Wherever in the Lease the consent of a party is required to an act by the other party, such consent shall not be unreasonably withheld or delayed. Landlord’s actual; reasonable costs and expenses (including, but not limited to architects’, attorneys’, engineers’ or other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent pertaining to this Lease or the Leased Premises shall be paid by Tenant to Landlord upon receipt of an invoice and supporting documentation therefor. Landlord may, as a condition to considering any such request by Tenant, require the Tenant deposit with Landlord an amount of money reasonably calculated by Landlord to represent the cost Landlord will incur in considering and responding to Tenant’s request.

(B) All conditions to Landlord’s consent authorized by this Lease are acknowledged by Tenant as being reasonable. The failure to specify herein any particular condition to Landlord’s consent shall not preclude the imposition by Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

Section 12. Quiet Possession. Upon payment by Tenant of the rent and other sums due under this Lease and the observance and performance of the covenants, conditions and provisions to be performed by Tenant under the terms of this Lease, Tenant shall have quiet possession of the Leased Premises for the Term of this Lease, subject to all the provisions of this lease.

Section 13. No Holdover. Tenant has no right to retain possession of the Leased Premises or any part thereof beyond the expiration or earlier termination of this Lease.

Section 14. Covenants and Conditions. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

Section 15. Interest on Past Due Obligations. Amy monetary payment due Landlord hereunder, other than late charges, not received by Landlord within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31) day at the maximum rate allowed by law in addition to any late charges due thereon.

Section 16. Time of the Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the parties under this Lease.

Section 17. Rent Defined. All monetary obligations of Tenant to Landlord under this Lease are deemed to be rent.

Section 18. Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or non-voluntarily, any auction upon the Leased Premises without first having obtained Landlord’s prior written consent. Notwithstanding any other provision to the contrary, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such request.

Section 19. Security Measures. Tenant acknowledges that the rental payable to Landlord under this Lease does not include the cost of guard services or security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Leased Premises, Tenant, its agents, employees and invitees.

Section 20. Authority. Each party hereto represents that it has the full authority to enter into this Lease.

Section. 21. Amendments. This Lease may only be amended by an instrument in writing signed by the parties in interest at the time of the modification.

Section 22. Construction. This Lease and all the terms thereof have been negotiated at arms’ length and neither party shall be deemed to be the drafter thereof for the purposes of construction of the terms hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written or have caused this Lease to be executed by their respective officers thereunto duly authorized.

Signed, sealed and delivered in the presence of:

For The Levine Family Trust (“Landlord”)

Name and Title:
Date:

For Orange 21 North America Inc. (“Tenant”)

Name and Title:
Date: 10/21/10

EXHIBIT A

SCHEDULE OF BASE RENT

11/01/10 through 10/31/11	$28,319.00 per month
11/01/11 through 10/31/12	$29,168.57 per month
11/01/12 through 10/31/13	$30,043.63 per month
11/01/13 through 12/31/13	$30,944.94 per month